UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 9, 2016 (June 7, 2016)

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

8201 Corporate Drive, Suite 900
Landover, MD	20785
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of 2U, Inc. (the “Company”) was held on Tuesday, June 7, 2016 at 3:30 p.m. (Eastern time). As of the close of business on April 22, 2016, the record date for the Annual Meeting, there were 46,412,761 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 44,611,123 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on four proposals. The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 25, 2016. The voting results for each of the proposals is as follows:

Proposal 1

The stockholders voted upon and elected three (3) Class II directors to the Company’s Board of Directors, with the following vote results:

Director	Votes For	Votes Withheld	Broker Non-Votes

Timothy M. Haley	30,933,381	6,251,994	7,425,748

Earl Lewis	31,252,437	5,932,938	7,425,748

Coretha M. Rushing	37,075,941	109,434	7,425,748

For each director to be elected, a plurality of the votes cast by the Company’s outstanding shares of common stock was required.

Proposal 2

The stockholders voted upon and ratified the appointment by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, with the following vote results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

44,553,189	8,053	49,881	0

To ratify the appointment of KPMG LLP by the Audit Committee, the affirmative vote of a majority of the Company’s outstanding shares of common stock present, in person or represented by proxy, at the Annual Meeting was required.

Proposal 3

The stockholders voted upon and approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, with the following results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

36,710,091	408,792	66,492	7,425,748

Proposal 4

The stockholders voted upon and approved, on a non-binding advisory basis, the frequency for the non-binding advisory vote to approve of the compensation of the Company’s named executive officers, with the following vote results:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Votes Abstained

32,013,610	40,029	5,044,766	86,970

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Christopher J. Paucek
Name:	Christopher J. Paucek
Title:	Chief Executive Officer and Co-Founder

Date: June 9, 2016